UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

FRESHPET, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ		07094
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2021, Freshpet, Inc. (the “Company”) announced that Stephen Weise will begin to transition from his role as the Company’s Executive Vice President of Manufacturing & Supply Chain, effective August 1, 2021, in anticipation of his retirement at the end of 2022. Mr. Weise will continue to lead incremental production capacity planning and certain other manufacturing responsibilities through the end of 2021 and then focus exclusively on incremental capacity planning during 2022 until his retirement. Consistent with the scope of his responsibilities, his annual compensation will remain the same for the balance of 2021 and will be reduced to 50% of his current annual compensation beginning in 2022 to reflect the narrowed scope of his responsibilities. Mr. Weise’s equity compensation will remain unchanged until the effective date of his retirement, and he will be eligible to participate in all of the Company’s benefit plans.

The Company is grateful for Mr. Weise’s many years of service, and we are glad that he will continue with the Company and help transition responsibilities within our operations leadership team.

Chris Taranto will continue to oversee Supply Chain Procurement and Planning and assume responsibility for the Company’s logistics operations, and Ricardo Moreno will maintain oversight of the manufacturing operations at our Freshpet Kitchens, with Mr. Taranto and Mr. Moreno reporting directly to William B. Cyr, our Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: July 19, 2021	By:	/s/ Heather Pomerantz
Name: Heather Pomerantz
Title: Chief Financial Officer